Exhibit 20.8
Page 1 of 3

Navistar Financial 1996-B Owner Trust
For the Month of December 1996
Distribution Date of January 21, 1997

Original Pool Amount                  $486,507,362.75

Beginning Pool Balance                $462,375,764.00
Beginning Pool Factor                       0.9503983

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay) $12,077,186.00
  Interest Collected                    $3,899,334.48

Additional Deposits:
  Repurchase Amounts                            $0.00
  Liquidation Proceeds/Recoveries          $88,657.60
Total Additional Deposits                  $88,657.60

Repos/Chargeoffs                          $969,247.14
Aggregate Number of Notes Charged Off              28

Total Available Funds                  $16,065,178.08

Ending Pool Balance                   $449,329,330.86
Ending Pool Factor                          0.9235818

Servicing Fee                             $385,313.14

Repayment of Servicer Advances                  $0.00

Reserve Account:
  Beginning Balance                    $11,608,600.00
  Target Percentage                              2.50%
  Target Balance                       $11,233,233.27
  Minimum Balance                       $9,730,147.26
  (Release)/Deposit                      $(375,366.73)
  Ending Balance                       $11,233,233.27

Current Weighted Average APR:                  10.153%
Current Weighted Average
  Remaining Term (months):                     46.56

                                           Dollars       Notes
Delinquencies:
Installments:
     1-30 days                           2,437,279.56    2,033
    31-60 days                             460,538.60      370
    60+ days                               107,405.34       73

    Total                                3,005,223.50    2,043

  Balances: 60+ days                     3,914,911.67       73

Memo Item - Reserve Account
  Opening Balance                      $11,559,394.10
  + Invest. Income                          49,205.90
  - Transfer to Collections Account              0.00
Beginning Balance                      $11,608,600.00

Exhibit 20.8
Page 2 of 3

Navistar Financial 1996-B Owner Trust
For the Month of December 1996

                                                                       NOTES                            CLASS B          CLASS C
                                     TOTAL         CLASS A-1        CLASS A-2        CLASS A-3       CERTIFICATES     CERTIFICATES
Original
 Pool Amount Dist.:             $486,507,362.75  $106,500,000.00  $111,900,000.00  $236,500,000.00   $17,028,000.00   $14,579,362.75
 Distribution Percentages(1)                            100.000%           0.000%           0.000%           0.000%           0.000%
 Coupon                                                   5.490%           5.930%           6.330%           6.500%           7.450%

Beginning Pool Balance          $462,375,764.00
Ending Pool Balance             $449,329,330.86
Collected Principal              $12,077,186.00
Collected Interest                $3,899,334.48
Charge-Offs                         $969,247.14
Liquidation Proceeds/Recoveries      $88,657.60
Servicing                           $385,313.14
Cash Transfer from Reserve Acct           $0.00
  Total Collections Available
    for Debt Service             $15,679,864.94

Beginning Balance               $462,375,764.00   $82,368,401.25  $111,900,000.00  $236,500,000.00   $17,028,000.00   $14,579,362.75

Interest Due                      $2,360,093.98      $376,835.44      $552,972.50    $1,247,537.50       $92,235.00       $90,513.54
Interest Paid                     $2,360,093.98      $376,835.44      $552,972.50    $1,247,537.50       $92,235.00       $90,513.54
Principal Due                    $13,046,433.14   $13,046,433.14            $0.00            $0.00            $0.00            $0.00
Principal Paid                   $13,046,433.14   $13,046,433.14            $0.00            $0.00            $0.00            $0.00

Ending Balance                  $449,329,330.86   $69,321,968.11  $111,900,000.00  $236,500,000.00   $17,028,000.00   $14,579,362.75
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)              0.6509104987     1.0000000000     1.0000000000     1.0000000000     1.0000000000

Total Distributions              $15,406,527.12   $13,423,268.58      $552,972.50    $1,247,537.50       $92,235.00       $90,513.54

Interest Shortfall                        $0.00            $0.00            $0.00            $0.00            $0.00            $0.00
Principal Shortfall                       $0.00            $0.00            $0.00            $0.00            $0.00            $0.00
 Total Shortfall
    (required from Reserve)               $0.00            $0.00            $0.00            $0.00            $0.00            $0.00
Excess Servicing                    $273,337.82

Beginning Reserve Acct Balance   $11,608,600.00   See also Memo Item on Page 1 regarding Reserve Account
(Release)/Draw                     ($375,366.73)
Ending Reserve Account Balance   $11,233,233.27

(1)  The Noteholder's Percentage will be 100% for each Distribution Date occuring before the Distribution date on which the
     Class A-1 Notes have been paid in full, and gennerally 93.5% thereafter until all the Notes have been paid in full.
     No principal distributions to Class A-2 until Class A-1 has been paid in full.  No principal distributions to  Class A-3 until Class A-2 has been paid in full.

Exhibit 20.8
Page 3 of 3

Navistar Financial 1996-B Owner Trust
For the Month of December 1996

Trigger Events:A) Loss Trigger - Reserve Account Balance
                  Loss Trigger - Certificate Lockout Event
               B) Delinquency Trigger
               C) Noteholders Percent Trigger

                                     3                 2                 1
                                  Oct 1996          Nov 1996          Dec 1996
Beg. Pool Balance             $486,507,362.75   $471,983,852.01   $462,375,764.00

A) Loss Trigger:
Principal of Contracts
  Charged off                     $533,952.94      $138,745.01        $969,247.14
Recoveries                              $0.00       $23,776.07         $88,657.60

Loss Trigger - Reserve Account Balance                Loss Trigger - Certificate
Lockout Event
Total Charged off (Months 5,4,3)  $533,952.94         Total Charged off (Months 1-6)    $1,641,945.09
Total Recoveries (Months 3,2,1)   $112,433.67         Total Recoveries (Months 1-6)       $112,433.67
Net Loss/(Recoveries) for 3 Mos.  $421,519.27(a)      Net Loss/(Recoveries) for 6 Mos.  $1,529,511.42(c)

Total Balance                                         Total Balance
  (Months 5,4,3)             $486,507,362.75(b)         (Months 1-6)                $1,420,866,978.76(d)

Loss Ratio Annualized [(a/b)(12)]     1.0397%         Loss Ratio Annualized [(c/d)(12)]       1.2918%

Trigger: Is Ratio> 1.5%                   No          Trigger: Is Ratio> 6.0%                     No

B) Delinquency Trigger:
   Balance delinquency 60+ days  $429,289.32     $2,027,397.12    $3,914,911.67
   As % of Beginning
     Pool Balance                    0.08824%         0.42955%         0.84669%
   Three Month Average               0.08824%         0.25889%         0.45483%

Trigger:  Is Average> 2.0%                No

C) Noteholders Percent Trigger:       2.3090%
   Ending Reserve Acct Balance
     not less than 1% of Initial
     Aggregate Receivables Balance

Trigger:  Is Minimum < 1.0%               No

  Navistar Financial Corporation



by:  /s/R. W. CAIN
        R. W. CAIN
        Vice President and Treasurer